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                                                                    Exhibit 99.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report on Form 10-Q of Trimeris, Inc. (the "Company") for the quarterly period ending March 31, 2003 as filed with Securities and Exchange Commission on the date hereof (the "Report"), I, Dani P. Bolognesi, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. (S) 1350, as adopted pursuant to (S) 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/s/  DANI P. BOLOGNESI
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Dani P. Bolognesi

Chief Executive Officer
May 14, 2003

     The foregoing certification is being furnished solely pursuant to 18 U.S.C.
(S) 1350 and is not being filed as part of the Report or as a separate disclosure document.

     A signed original of this written statement required by (S) 906 has been provided to Trimeris, Inc. and will be retained by Trimeris, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.